EXHIBIT 23.2


Franklin Ophthalmic Instruments Co., Inc.
Chicago, Illinois


We hereby consent to the incorporation by reference in this registration statement of our report dated February 6, 1996, except for notes 5, 6 and 8 as to which the date is April 19, 1996, and note 3 as to which the date is May 2, 1996, relating to the consolidated financial statements of Franklin Ophthalmic Instruments Co., Inc. appearing in the company's annual report on Form 10-KSB for the year ended September 30, 1995.





/s/ BDO Seidman L.L.P.
Chicago, Illinois
July 11, 1996